Exhibit 10.30

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

RENDINA HEALTHCARE REAL ESTATE PORTFOLIO

MAINLAND MEDICAL ARTS PAVILION
7111 MEDICAL CENTER DRIVE
TEXAS CITY, TEXAS 77591

MADISON MEDICAL PLAZA
301 NORTH MADISON STREET
JOLIET, ILLINOIS 60435

AND

PRESENCE HEALING ARTS PAVILION
410 EAST LINCOLN HIGHWAY
NEW LENOX, ILLINOIS 60451

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made and entered into as of the Effective Date by and among AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), as buyer, and TEXAS CITY MAINLAND INVESTORS, LLLP, a Florida limited liability limited partnership (“Texas City Seller”), JOLIET INVESTORS, LLLP, a Florida limited liability limited partnership (“Joliet Seller”), and NEW LENOX INVESTORS, LLLP, a Florida limited liability limited partnership (“New Lenox Seller”; New Lenox Seller, together with Texas City Seller and Joliet Seller, are referred to herein, individually and collectively, as “Seller”), as seller.
BACKGROUND
A.Joliet Seller is the holder of the leasehold interest in the Joliet Real Property (defined below) described on Exhibit A-1, attached hereto and made a part hereof, as demised under the Joliet Ground Lease (defined below), and is the owner of the Joliet Improvements (defined below).
B.New Lenox Seller is the holder of the leasehold interest in the New Lenox Real Property (defined below) described on Exhibit A-2 attached hereto and made a part hereof, as demised under the New Lenox Ground Lease (defined below), and the owner of the New Lenox Improvements (defined below).
C.Texas City Seller is the fee owner of the Texas City Real Property (defined below) described on Exhibit A-3, attached hereto and made a part hereof.
D.Buyer desires to purchase the Property (defined below) and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean Healthcare Real Estate Capital, LLC, as Seller’s agent.
(b)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is five (5) business days after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing. There shall be one Closing of all Properties hereunder.

(c)     “Due Diligence Period” shall mean the period beginning on the Effective Date and extending until 11:59 PM EST on November 9, 2015 or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period.
(d)    “De Minimis Cleaning Products” means customary cleaning products used in the ordinary course of cleaning a medical facility and/or office that may be Hazardous Substances.
(e)    “Earnest Money” shall mean Three Million and 00/100 Dollars ($3,000,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in an interest bearing escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(f)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.
(g)    “Escrow Agent” shall mean Stewart Title Guaranty Company, whose address is One Washington Mall - Suite 1400, Boston, MA 02108, Attention: Annette Comer, Telephone: 617-933-2441, Telecopy: 617-727-8372; E-Mail: acomer@stewart.com. The parties agree that the Escrow Agent and Buyer’s title agent, if any, shall be responsible for (x) organizing the issuance of the Title Commitment (hereinafter defined) and Title Policy (hereinafter defined), (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(h)    “Excluded Property” shall mean (i) any personal property owned by Tenant’s; (ii) business equipment listed on Schedule 1 attached hereto and made a part hereof; (iii) all right, title and interest in and to the name “Rendina” or any derivation thereof; (iv) right the Texas City Seller has to collect awards from prior tenants UGHS Physicians Services, Inc., and its successors, assignees and guarantors, and FUPA, LLC and its successors, assignees and guarantors.
(i)    “Guarantor” shall mean each guarantor, if any, of the Leases.
(j)    “Guaranty” shall mean each guaranty executed by a Guarantor.
(k)    “Ground Lease” shall mean, individually or collectively, as context may require the Joliet Ground Lease and the New Lenox Ground Lease.
(l)    “Ground Lease Property” shall mean, individually or collectively, as context may require, the Joliet Property and the New Lenox Property.
(m)    “Ground Lease Seller” shall mean, individually or collectively, as context may require, the Joliet Seller and the New Lenox Seller.
(n)    “Ground Lessor” shall mean, individually or collectively, as context may require, the Joliet Ground Lessor and the New Lenox Ground Lessor.

(o)    “Joliet Ground Lease” shall mean that Lease Agreement, dated as of April 16, 2003, by and between Provena Hospitals, an Illinois not-for-profit corporation (“Joliet Ground Lessor”), as lessor, and Alter Medical Fund Joliet, L.L.C., a Delaware limited liability company, as predecessor-in-interest to Joliet Seller, as lessee, as may be amended, modified or supplemented from time to time.
(p)    “Joliet Ground Lease Amendment” shall mean a written amendment to the Joliet Ground Lease that (i) inserts the following sentence at the end of Section 17 thereof: “Notwithstanding anything to the contrary contained herein, the restrictions set forth in Sections 17(b) and (c) shall not apply to (a) a transfer of the direct or indirect equity interests in Tenant, (b) any collateral assignment of (i) this Lease or (ii) the ownership interests in Tenant given in connection with any loan made to Tenant or its owner(s), or (c) the exercise by the holder of any such loan of its rights under the collateral assignment documents.”; and (ii) is in form and substance reasonably acceptable to Buyer.
(q)    “Joliet Property” shall mean (A) the leasehold estate demised under the Joliet Ground Lease, being more particularly described on Exhibit A-1 (the “Joliet Real Property”) together with all buildings, facilities and other improvements located thereon (the “Joliet Improvements”); (A) all right, title and interest of Seller under the Joliet Ground Lease; (A) all right, title and interest of Seller in all machinery, furniture, lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems and other equipment used in connection with operation of the Joliet Real Property and the Joliet Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Joliet Real Property and Joliet Improvements, and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Joliet Property or the Joliet Improvements (the “Joliet Personalty”); (A) all right, title and interest of Seller, if any, to any unpaid award for (A) any taking or condemnation of the Joliet Property or any portion thereof, or (A) any damage to the Joliet Property or the Joliet Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights-of-way, air and subsurface rights and appurtenances relating to any of the foregoing, including, without limitation, any reciprocal easement agreements and parking lot agreements; (f) all right, title and interest of Seller in and to any warranties and guaranties respecting the Joliet Improvements and Joliet Personalty; (g) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Joliet Real Property and the Joliet Improvements, to the extent they exist and are transferable and assignable; (h) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Joliet Real Property; and (i) all right, title and interest of Seller in and to any tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Joliet Real Property and/or the Joliet Improvements, but expressly excluding any such property to the extent owned by any Tenant.
(q)“Joliet Right” means the Ground Lessor’s “right of first offer” under section 17 (b) of the Joliet Ground Lease.

(r)    “Leases” shall mean those certain Leases described on Exhibit B, attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Seller, as landlord, and the tenants described on Exhibit B attach hereto, as tenant (each tenant, individually, a “Tenant”, and collectively, the “Tenants”), as amended. Each of the Leases may be referred to herein as individually as a “Lease” or the “Lease”.
(s)    “New Lenox Ground Lease” shall mean that Ground Lease, dated as of April 27, 2011, by and between 24 North New Lenox, LLC, an Illinois limited liability company (“New Lenox Ground Lessor”), as lessor, and New Lenox Seller, as lessee, as may be amended, modified or supplemented from time to time.
(t)    “New Lenox Property” shall mean (A) the leasehold estate demised under the New Lenox Ground Lease, being more particularly described on Exhibit A-2 (the “New Lenox Real Property”) together with all buildings, facilities and other improvements located thereon (the “New Lenox Improvements”); (A) all right, title and interest of Seller under the New Lenox Ground Lease; (A) all right, title and interest of Seller in all machinery, furniture, lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems and other equipment used in connection with operation of the New Lenox Real Property and the New Lenox Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the New Lenox Real Property and New Lenox Improvements, and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the New Lenox Property or the New Lenox Improvements (the “New Lenox Personalty”); (A) all right, title and interest of Seller, if any, to any unpaid award for (A) any taking or condemnation of the New Lenox Property or any portion thereof, or (A) any damage to the New Lenox Property or the New Lenox Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights-of-way, air and subsurface rights and appurtenances relating to any of the foregoing, including, without limitation, any reciprocal easement agreements and parking lot agreements; (f) all right, title and interest of Seller in and to any warranties and guaranties respecting the New Lenox Improvements and New Lenox Personalty; (g) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the New Lenox Real Property and the New Lenox Improvements, to the extent they exist and are transferable and assignable; (h) to the extent the same are assignable, all site plans, surveys, and plans which relate to the New Lenox Real Property; and (i) all right, title and interest of Seller in and to any tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the New Lenox Real Property and/or the New Lenox Improvements, but expressly excluding any such property to the extent owned by any Tenant.
(u)    “Property” shall mean, individually and collectively, as context requires, the Joliet Property, the New Lenox Property and the Texas City Property.
(v)    “Purchase Price” shall mean Thirty Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($39,750,000.00), subject to Section 13(f) below.

(w)    “Real Estate Taxes” shall mean all real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, or payments in lieu of taxes, and any other charges and assessments constituting a lien on the Property.
(x)    “Tenants’ Medical Materials” means (i) certain medically related materials and components that may qualify as Hazardous Substances that may be used by some Tenants in the ordinary course of their medical practice, and (ii) certain biohazardous waste that may be Hazardous Substances that may be generated by some Tenants in the ordinary course of their medical practice.
(y)    “Texas City Property” shall mean (A) that certain real property located at 7111 Medical Center Drive, Texas City, Texas 77591, being more particularly described on Exhibit A-3 (the “Texas City Real Property”, the Texas Real Property, together with the Joliet Real Property and the New Lenox Real Property are referred to herein, individually and collectively, as context may require, as the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Texas City Improvements” , the Texas City Improvements, together with the Joliet Improvements and the New Lenox Improvements are referred to herein, individually and collectively, as context may require, the “Improvements”); (A) all right, title and interest of Seller under the Leases and all security deposits (if any) that Seller is holding pursuant to the Leases; (A) all right, title and interest of Seller in all machinery, furniture, lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems and other equipment used in connection with operation of the Texas City Real Property and the Texas City Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Texas City Real Property and Texas City Improvements, and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Texas City Property or the Texas City Improvements (collectively, the “Texas City Personalty”, the Texas Personalty, together with the Joliet Personalty and the New Lenox Personalty are referred to herein, individually and collectively, as context may require, the “Personalty”); (A) all right, title and interest of Seller, if any, to any unpaid award for (A) any taking or condemnation of the Texas City Property or any portion thereof, or (A) any damage to the Texas City Property or the Texas City Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights-of-way, air and subsurface rights and appurtenances relating to any of the foregoing, including, without limitation, any reciprocal easement agreements and parking lot agreements; (f) all right, title and interest of Seller in and to any warranties and guaranties respecting the Texas City Improvements and Texas City Personalty; (g) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Texas City Real Property and the Texas City Improvements, to the extent they exist and are transferable and assignable; (h) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Texas City Real Property; and (i) all right, title and interest of Seller in and to any tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Texas City Real Property and/or the Texas City Improvements, but expressly excluding any such property to the extent owned by any Tenant.
(z)    Seller and Buyer’s Notice address:

(i)    “Joliet Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
JOLIET INVESTORS, LLLP
661 University Boulevard, Suite 200
Jupiter, Florida 33458
Attn: David S. Lebenson, Vice President
Tel. No.: (561) 630-5055
Email: dlebenson@rendina.com
And to:
Michael J. Sabatello
661 University Boulevard, Suite 200
Jupiter, Florida 33458
Tel. No.: (561) 630-5055
Email: msabatello@rendina.com

Howard Bregman, Esq.
Fox Rothschild LLP
222 Lakeview Avenue, Suite 700
West Palm Beach, FL 33401
Tel. No.: (561) 804 4406
(ii)    “New Lenox Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
NEW LENOX INVESTORS, LLLP
661 University Boulevard, Suite 200
Jupiter, Florida 33458
Attn: David S. Lebenson, Vice President
Tel. No.: (561) 630-5055
Email: dlebenson@rendina.com
And to:
Michael J. Sabatello
661 University Boulevard, Suite 200
Jupiter, Florida 33458
Tel. No.: (561) 630-5055
Email: msabatello@rendina.com

Howard Bregman, Esq.
Fox Rothschild LLP
222 Lakeview Avenue, Suite 700
West Palm Beach, FL 33401
Tel. No.: (561) 804 4406

(iii)    “Texas City Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
TEXAS CITY MAINLAND INVESTORS, LLLP
661 University Boulevard, Suite 200
Jupiter, Florida 33458
Attn: David S. Lebenson, Vice President
Tel. No.: (561) 630-5055
Email: dlebenson@rendina.com
And to:
Michael J. Sabatello
661 University Boulevard, Suite 200
Jupiter, Florida 33458
Tel. No.: (561) 630-5055
Email: msabatello@rendina.com

Howard Bregman, Esq.
Fox Rothschild LLP
222 Lakeview Avenue, Suite 700
West Palm Beach, FL 33401
Tel. No.: (561) 804 4406
(iv)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Thomas P. D’Arcy
c/o Healthcare Trust, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6500
Fax No.: (646) 861-7805
Email: tdarcy@arlcap.com
And to:
Jeremy Eichel, Esq.
c/o Healthcare Trust, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6551
Fax No.: (212) 421-5799
Email: jeichel@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or CDs to:

James A. (Jim) Mezzanotte
c/o Healthcare Trust, Inc.
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Tel. No.: (704) 626-4400
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com
2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price. Notwithstanding anything to the contrary, the Property does not include the Excluded Property, and Seller expressly reserves all rights to, and grants to Buyer no rights in or any right to use, the name “Rendina” or any derivations thereof or any registered trademarks and/or logos of Rendina Healthcare Real Estate and/or Rendina Development Company of America, LLC on its website or for any purposes whatsoever. Notwithstanding anything to the contrary, Buyer agrees that following Closing, Rendina Healthcare Real Estate and its affiliates shall retain the rights to use images of the Properties in its publications, including on its website, relating solely to Seller’s prior ownership and/or its affiliates’ development of the Properties, which rights shall specifically survive Closing. Buyer shall deliver a letter at closing memorializing the foregoing.
3.    Payment of Purchase Price.
(a)    The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller. The allocation of the Purchase Price among the Properties is set forth on Schedule 3(a) attached hereto and made a part hereof.
(b)    The parties agree that the value of the Personalty is de minimis, and no part of the Purchase Price is allocated to it.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    Prorations. The following items will be prorated as of 12:01 A.M. on the Closing Date, with all items of income and expense for the Property being borne by Buyer from and after (and including) the Closing Date: Tenant Receivables (hereinafter defined) and other income and rents that have been collected by Seller as of Closing; rents paid by each Ground Lease Seller under each respective Ground Lease; fees and assessments; prepaid expenses and obligations under service contracts which are assigned, if any; accrued operating expenses; Real Estate Taxes; and any assessments by private covenant for the then-current calendar year of Closing.
(b)    Taxes.

(i)    Real Estate Taxes shall be prorated on an accrual basis, subject to CAM reconciliations. If Real Estate Taxes for the year of Closing are not known or cannot be reasonably estimated, Real Estate Taxes will be prorated based on Real Estate Taxes for the year prior to Closing. Any additional Real Estate Taxes (A) in the nature of “roll back” taxes or (B) relating to the year of Closing arising out of a change in the use of the Real Property and Improvements or a change in ownership, shall be paid by Seller when due and payable, and Seller will indemnify Buyer from and against any and all such Real Estate Taxes arising out of the transfer of the Property and relating to the year of Closing, which indemnification obligation will survive the Closing.

(ii)    If Seller has engaged or will engage prior to the expiration of the Due Diligence Period, consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property (“Protest Proceedings”), any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below. Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings, shall be: (A) the property of Seller to the extent such Cash Refunds were for Real Estate Taxes paid by Seller applicable to a period prior to the Closing Date; (B) prorated between Buyer and Seller for taxes paid for a period during which the Closing Date occurred; and (C) the property of Buyer for Real Estate Taxes for a period after the Closing Date. Seller and Buyer agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) business days of receipt of such Cash Refund. To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) Business Days of its receipt. Buyer agrees and acknowledges that Seller has the right to initiate proceedings to protest the valuation of any of the Property prior to the expiration of the Due Diligence Period. Seller agrees to give Buyer notice of Seller’s intent to initiate such proceedings prior to initiation of such proceedings and at any time subsequent to the end of the Due Diligence Period shall obtain Buyer’s consent to initiation of such proceedings, which consent may be unreasonably withheld.
(c)    Utilities. Buyer will take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. The Seller will ensure that all utility meters are read as of the Closing Date. Seller will be entitled to recover any and all deposits held by any utility company as of the Closing Date.
(d)    Tenant Receivables. Rents due from Tenants under Leases (including operating expense and real estate tax contributions or reimbursements and similar charges (collectively, “Pass-Through Expenses”)), set-offs due or required to be paid under or by reason of the Leases (collectively called “Tenant Receivables”) shall be adjusted by appropriate credit to the Seller or Buyer (as the case may be) on the Closing Date. If, at the Closing Date, any Tenant is in arrears in the payment of rents (“Uncollected Delinquent Tenant Receivables”), Seller will disclose the same to Buyer in writing or on the rent roll to be delivered to Buyer pursuant to Section 10 hereof and such amounts shall not be adjusted on the Closing Date. Prior to the Closing Date, Seller shall use Seller’s current business practices to collect Uncollected Delinquent Tenant

Receivables. If Buyer shall collect Uncollected Delinquent Tenant Receivables within ninety (90) days after the Closing Date, then Buyer shall turn over to Seller the arrearages so collected, less the reasonable cost of collection thereof, if any; provided, however, Seller may continue to seek to collect the Uncollected Delinquent Tenant Receivables by legal action following the Closing Date. All rents collected by Buyer after the Closing Date (except for amounts specifically billed and paid as end of year reconciliation payments for Pass-Through Expenses, which shall be separately accounted for and allocated, pro rata, between Seller and Buyer as their interest may appear) shall be first applied to rents due and payable after the Closing Date and only the excess thereof shall be paid over to Seller on account of the Uncollected Delinquent Tenant Receivables. Seller shall prepare the reconciliation for Pass-Through Expenses for the Property and provide such reconciliation to Buyer and Buyer’s property manager. Buyer agrees to cause its property manager to cooperate with Seller in preparing such reconciliation. To the extent that items to be apportioned hereunder may be required to be paid directly by a Tenant under its Lease, the same shall not be apportioned, provided, however, that such items shall have been paid by such Tenant currently through the month including the Closing Date. The provisions of this subparagraph 4(d) shall survive Closing and the delivery of the Deed (hereinafter defined). Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller will notify Buyer of such fact and will remit to Buyer that portion of the monies so received by Seller to which Buyer is entitled within ten (10) business days after receipt thereof. With respect to unbilled Tenant Receivables, Buyer covenants and agrees to cause its property manager to (A) bill the same in the ordinary course of its business and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due.
A reconciliation or determination of Pass-Through Expenses, Uncollected Delinquent Tenant Receivables and unbilled Tenant Receivables due under the Leases shall be made at Closing to the extent possible. To the extent such information is not available at Closing, the foregoing shall be subject to adjustment following the Closing in accordance with the terms of Section 4(e), below. The provisions of this Section 4(d) will survive the Closing.
(e)    If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 4(a) through (d), then, for each separate item for which an adjustment is to be made, the following will apply: (i) initially the matter subject to allocation at Closing (including without limitation the Pass-Through Expenses) shall be re-prorated within sixty (60) days following the Closing; (ii) a further adjustment of prorated items shall occur one hundred twenty (120) days following the close of the calendar year in which the Closing occurs; and (iii) a final adjustment shall occur not later than twelve (12) months after the Closing. All such rights and obligations under this Section 4(e) will survive the Closing.
(f)    All security deposits under the Leases collected and not properly applied by Seller as of the Closing (and interest thereon if required by law or contract) must be transferred or credited to Buyer at Closing. As of the Closing, Buyer will assume each Seller’s obligations related to the security deposits, but only to the extent they are credited or transferred to Buyer. If one or more security deposit is wholly or partially comprised of a letter of credit (collectively, the “Letters of Credit”), Seller shall use commercially reasonable efforts to transfer the Letters of Credit to Buyer as of the Closing Date, the cost and expense of which Seller shall pay, and on the Closing

Date Seller shall deliver to Buyer all original Letters of Credit, with all amendments thereto, actually held by Seller. As to those Letters of Credits which are not transferred to Buyer at Closing (collectively, the “Non-Transferable Letters of Credit”), Seller and Buyer shall reasonably cooperate with each other following the Closing so as to transfer the same to Buyer and cause Buyer to be the beneficiary thereunder or to obtain a replacement letter of credit showing Buyer as the beneficiary thereunder.  Until the Non-Transferable Letters of Credit shall be transferred to Buyer or replaced, as aforesaid, Buyer shall hold the same, but upon request may deliver the same to Seller (if necessary), who shall then draw upon the same and deliver the proceeds to Buyer or return the same to the applicable Tenant, in each case upon Buyer’s written instruction.  The provisions of this Section 4(f) shall survive the Closing.
(g)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)100% of all Title Policy premiums, including search costs and a survey endorsement, but excluding any other endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)Any transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)Broker’s commission payments, in accordance with Section 24 of this Agreement;

(iv)All fees relating to the granting, executing and recording of the Assignment and Assumption of Ground Lease for the Ground Lease Property, the Deed for the Texas City Property, the Improvements Deeds and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt; and

(v)Any unpaid leasing commissions or tenant improvement allowances or outstanding rent concessions related to the Leases, whether or not due and payable.

(h)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)Title Policy premiums for any endorsements issued in connection with such policies other than a survey endorsement and endorsements that Seller elects to purchase to cover title issues, if any;

(ii)All costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax;

(iii)Buyer shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations; and

(iv)Buyer shall reimburse Seller for up to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) of any prepayment premium payable and actually incurred by Seller in in connection with Seller’s prepayment of debt encumbering the Joliet Property.

(i)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Texas City Property by special warranty deed and leasehold marketable title to the Ground Lease Property by assignment and assumption of each Ground Lease, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period, and those matters listed on Schedule 6 attached hereto, shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include, and Seller shall be obligated to remove of record prior to or at Closing, any mechanic’s lien or any monetary lien, fine or penalty, or any deeds of trust, mortgage, or other loan documents secured by the Property or any judgments and federal and state tax liens (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller agrees to remove or cure any objections of Buyer which are of a nature that are capable of being cured with reasonable efforts prior to Closing, including the payment of a sum of money in connection therewith. Seller shall have no obligation to cure any Title Matter objected to, except the Liens as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money, and all interest earned thereon, shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any material matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). With respect to Joliet and New Lenox, a title matter that is revealed after the Title Commitment is delivered that is subordinate to the subject Ground Lease and does not have a material adverse effect on the use and operation of the subject medical office building shall not be deemed to be “material”

for purposes of the preceding sentence. If Seller does not remove or cure such Objection prior to the Closing Date, Buyer may terminate this Agreement, in which case the Earnest Money, together with all interest earned thereon, shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If Buyer terminates the Agreement pursuant to the immediately preceding sentence, and the title matter subject to the Objection was intentionally caused or permitted to occur by Seller, it shall be treated as an event of default by Seller and Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
(b)    Seller has provided to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases and ground leases affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including, without limitation, any as-built surveys obtained or delivered to the tenant of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings for improvements located on the Property; (iv) a copy of Seller’s title insurance policies relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property and of all governmental permits and approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) the operating budget and any CAM reconciliations of the Property for the twenty-four (24) month period immediately preceding the Effective Date; (viii) the operating statements and delinquency reports of the Property for the twenty-four (24) month period immediately preceding the Effective Date; (ix) copies of the Property’s real estate tax bills for the current and prior two (2) tax years; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; (xii) deleted; (xiii) Tenant’s financials in Seller’s possession; (xiv) a copy of all primary and secondary state licenses or regulatory permits for the Property, if any; and (xv) a copy of any documents relating to a waiver of life safety code or physical plant requirements for the Property, if any (collectively, the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s or its affiliates’ or agents’ possession or reasonably obtainable by Seller, within two (2) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor materially interfere with construction on the Property or the conduct of business by Tenant under the Lease or Seller under the Ground Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to substantially its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with the Tenant and Ground Lessor in connection with Buyer’s due diligence, provided a representative of Seller is present. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, together with all interest earned thereon, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.
(c)    Seller has requested a waiver of the Joliet Right and provided Buyer with a copy of such request. Within two (2) business days following the Effective Date, Seller shall deliver to Buyer a draft of each completed Estoppel Certificate (defined below) and Ground Lease Estoppel Certificate (defined below) for each Ground Lease. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate certified to Buyer, its lender and their successors and assigns, in the form attached hereto as Exhibit H, or to the extent a Lease explicitly requires a particular form, in the form required under that Lease (the “Estoppel Certificate”), and from each Ground Lessor in the form required attached hereto and made a part hereof as Exhibit I (the “Ground Lease Estoppel Certificate”). Seller shall promptly deliver to Buyer a photocopy or .pdf file of each executed Estoppel Certificate and Ground Lease Estoppel Certificate when Seller receives the same.
(d)    INTENTIONALLY DELETED.
(e)    If the fee estate in the Joliet Real Property or the New Lenox Real Property is encumbered by one of more mortgages which are not subordinate to the its respective Ground Lease, it shall be a condition of Closing that Seller shall have obtained a subordination, non-disturbance and attornment agreement from the holder of each such mortgage in form and substance acceptable to Buyer (each, a “Ground Lease SNDA”). Within five (5) business days following the Effective Date, Seller shall request a Ground Lease SNDA from each such mortgagee.”).
(f)    INTENTIONALLY DELETED.
(g)    Seller shall use good faith efforts to obtain estoppel certificates (collectively, the “DEA Estoppel Certificates”) with respect to the following recorded covenants:
(i)    Declaration of Easement Agreement, dated as of April 26, 2011, by and among 24 North New Lenox, LLC, an Illinois limited liability company, 24 South New Lenox, LLC, an Illinois limited liability company and New Lenox Investors, LLLP, a Florida limited liability limited partnership (as may be amended, modified or supplemented from time to time) for the New Lenox Property.

(ii)     Declaration of Restrictive Covenants of Mainland Medical Plaza, dated as of October 28, 2010, by HWY 66 Partners, Ltd., a Texas limited partnership (as may be amended, modified or supplemented from time to time) for the Texas City Property.
(h)    On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing if Buyer elects not to assume at Closing any of the Contracts (defined below). If Buyer does not notify Seller prior to the expiration of the Due Diligence Period that it elects not to assume any of the Contracts, Buyer shall be deemed to have accepted and agreed to assume all of the Contracts. If Buyer exercises its right not to assume one or more Contracts at Closing, Seller shall give notice of termination of such disapproved Contract(s); provided, if by the terms of the disapproved Contract Seller has no right to terminate same on or prior to Closing, Buyer shall be required at Closing to assume all obligations thereunder until the effective date of the termination; provided, further, if any fee or other compensation is due under any disapproved Contract as a result of such termination, whether payable before or after the Closing Date, Seller shall remain obligated to pay the contractor or to reimburse Buyer for the payment of the termination charge. Notwithstanding the foregoing, Seller shall, without notice from Buyer, terminate any and all property management and listing agreements prior to Closing at Seller’s sole cost and expense.
(i)    Seller shall cause its property manager to complete the Property Manager Questionnaire in the form attached hereto as Exhibit N and return the same to Buyer within ten (10) days following the Effective Date.
(j)    Notwithstanding anything to the contrary, Buyer shall not conduct a Phase II environmental site assessment or any invasive or destructive testing on the Property without Seller’s prior written consent. Prior to its entry onto the Property and at all times during the pendency of this Agreement, Buyer shall obtain general liability insurance providing for One Million Dollars ($1,000,000.00) combined single limit per occurrence and Two Million Dollars ($2,000,000.00) general aggregate, and shall name each Seller as an additional insured. Purchaser shall provide evidence of such insurance coverage to Seller prior to its entry onto the Property
(k)    Seller shall use commercially reasonable efforts to obtain the Joliet Ground Lease Amendment prior to Closing.  Within two (2) business days following the Effective Date, Seller shall deliver to Buyer a draft of the Joliet Ground Lease Amendment for Buyer’s review and approval.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) any Tenant has a right of termination or abatement of rent under its Lease or a Ground Lessor has a right of termination under its Ground Lease, whether or not the restoration work shall be timely completed or (b) with respect to any casualty, if the cost to repair such casualty would exceed $250,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of written notice of such condemnation, taking or damage, upon which termination, the Earnest Money, together with all interest earned thereon, shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Buyer delivers a notice to Escrow Agent and Seller stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money, together with all interest earned thereon, to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting the scope or nature of Escrow Agent’s duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default.
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its material obligations undertaken in this Agreement, Seller shall give Buyer written notice specifying the nature of said default and Buyer shall have fifteen (15) days after receipt of said notice of default within which to cure the specified default. In the event of a default in a material obligation herein taken by Buyer that is not cured within the period proscribed in the preceding sentence, Seller shall be entitled, as its sole and exclusive remedy, to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing, and such amount shall be paid to Seller as liquidated damages and as Seller’s sole remedy hereunder. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer; provided that Buyer’s indemnity in Section 6 and confidentially obligations in Section 31 expressly survive any termination of this Agreement, and, notwithstanding the foregoing, Seller’s right to enforce those obligations shall remain and survive termination. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the material obligations herein taken by Seller, Buyer shall give Seller written notice specifying the nature of said default and Seller shall have fifteen (15) days after receipt of said notice of default within which to cure the specified default. In the event of a default in a material obligation herein taken by Seller that is not cured within the period proscribed in the preceding sentence, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money, together with all interest earned therein, shall be refunded to Buyer, Seller shall pay to Buyer all of the out of pocket costs and expenses incurred by Buyer in connection with this Agreement up to an amount of $25,000 per

Property, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above, except that the term “Closing” shall read “Extended Closing.” Any action by Buyer to specifically enforce this Agreement must be filed and served within sixty (60) days following the expiration of Seller’s cure period stated above or be forever time barred.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, with respect to each Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for each Property (except as otherwise noted below):
(a)    A Special Warranty Deed in the form attached hereto as Exhibit D-1 for the Texas City Property and an Improvements Deed in the form attached hereto as Exhibit D-2 for the Joliet Improvements and the New Lenox Improvements (the “Deeds”);
(b)    An Assignment and Assumption of Lease, Guaranty and Security Deposit, in the form attached hereto as Exhibit E-1;
(c)    An Assignment and Assumption of Ground Lease in the form attached hereto as Exhibit E-2 for each Ground Lease Property;
(d)    A Bill of Sale for the Personalty, if any, in the form attached hereto as Exhibit F;
(e)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit G;
(f)    An original of each Estoppel Certificate from each Tenant and, as applicable, each Guarantor, dated no earlier than thirty (30) days prior to the date of Closing. Each Estoppel Certificate must (i) reflect the business terms of the Lease, (ii) not reflect any defaults, (iii) be fully completed, dated and executed, (iv) be certified to Buyer and its lender, and (v) be otherwise acceptable in form and substance to Buyer in Buyer’s reasonable discretion. If a Lease and any amendments thereto, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that such copy is true, correct and complete shall be attached to the Estoppel Certificate;

(g)    An original of each Ground Lease Estoppel Certificate from each Ground Lessor, dated no earlier than thirty (30) days prior to the date of Closing. Each Ground Lease Estoppel Certificate must (i) reflect the business terms of the Ground Lease, (ii) not reflect any defaults, (iii) be fully completed, dated and executed, and (iv) be certified to Buyer and its lender. If the Ground Lease and any amendments, bearing the original signatures of the lessor and lessee thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to such Ground Lease Estoppel Certificate;
(h)    INTENTIONALLY DELETED;
(i)    A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(j)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(k)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(l)    Originals of the Warranties (as hereinafter defined);
(m)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller in the form attached hereto as Exhibit O;
(n)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Seller, Buyer and Escrow Agent;
(o)    The DEA Estoppel Certificates;
(p)    If applicable, an original Ground Lease SNDA fully executed and notarized by the mortgagee of the fee estate in such Ground Lease Property and Ground Lessor;
(q)    A Letter to Tenant in form of Exhibit J-1 attached hereto, with such changes as Buyer might reasonably require;
(r)    A Letter to Ground Lessor in form of Exhibit J-2 attached hereto for each Ground Lease Property, with such changes as Buyer might reasonably require;
(s)    An updated Rent Roll (defined below), arrears report and schedule of security deposits and letters of credit, certified by Seller to be true and correct;
(t)    A bring down certificate with respect to Seller’s representations and warranties provided herein in the form attached hereto as Exhibit P;

(u)    If applicable, an original Memo of Ground Lease fully executed by Seller and Ground Lessor and notarized;
(v)    Certificates of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that the Tenant is then maintaining policies of insurance of the types and in the amounts required by the Leases;
(w)    All records (including originals) within Seller’s or Seller’s managing agent’s possession or reasonably obtainable by such parties reasonably required for the continued operation of the Property, including but not limited to, service contracts, plans, surveys, the Leases, Guaranties, lease files, licenses, permits, warranties, guaranties, and records of current expenditures for repairs and maintenance; and
(x)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money, together with all interest earned thereon, to Seller, which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (c) and (i). Buyer shall have the right to advance the Closing upon five (5) days’ prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to thirty (30) business days upon written notice to Seller to be received by Seller at least three (3) business days prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller and Seller shall not be obligated to secure updated estoppels. The Closing shall be held through the mail, by delivery in escrow of the closing documents to the Escrow Agent, on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date, exceptions to which are listed on Schedule 11 attached hereto:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound, subject to the Joliet Right. The execution, delivery and performance of this Agreement does not require the consent or approval of any court, administrative or governmental authority and does not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Seller is a party or the business or operations of Seller or any of its properties or assets, subject to the Joliet Right;
(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Attached hereto as Exhibit L is a true, correct and complete list of all contracts and agreements relating to the operation or maintenance of each Property that Seller has entered into (the “Contracts”). Other than the Lease and Contracts, Seller has not entered into any agreements affecting the Property which will be binding upon Buyer after the Closing;
(d)    Except for violations which have been cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;
(e)    INTENTIONALLY DELETED;
(f)    Attached hereto as Exhibit B is a true, correct and complete list of all leases and subleases affecting each Property, including all amendments to such leases and subleases. With respect to each Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide any Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; (v) intentionally deleted; (vi) no Tenant is entitled to any rental concessions or abatements for any period subsequent to the scheduled date of Closing; (vii) no Tenant has prepaid any rents as of the date hereof nor has any Tenant delivered a security deposit, letter of credit or other security in connection with the Lease, except as set forth on Exhibit M attached hereto; (viii) no Tenant has made any request for any assignment, transfer, or subletting in connection with all or a portion of the premises demised to such Tenant which is presently pending or under consideration by Seller; (ix) all specified work required to be performed by the landlord under each Lease has been completed; (x) Seller has not received and has no knowledge of any pending notices from Tenant electing to vacate the premises leased to Tenant or exercising any right of Tenant to terminate the Lease; and (xi) Seller has heretofore billed Tenant for all fixed rent and additional rent due under the Lease as of the date hereof, subject to CAM reconciliations;
(g)    With respect to each Ground Lease: (i) the Ground Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Ground Lease; (ii) the Ground Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Ground Lease or any extension or renewal thereof, except in connection with the transaction contemplated herein; (iv) Seller has no outstanding obligation to construct at its own expense any improvements at any Ground Lease Property; and (v) the current total scheduled annual rent under each Ground Lease is set forth on Schedule 11;
(h)    There are no occupancy rights, leases or tenancies affecting the Property other than the Leases (and any rights any subtenants may have thereunder), with respect to the each Property, and the Ground Lease, with respect to each Ground Lease Property. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any right of first refusal or other purchase right in favor of any other person or entity, other than the Joliet Right; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(i)    INTENTIONALLY DELETED
(j)    To Seller’s knowledge, except as set forth in the Due Diligence Materials and for De Minimis Cleaning Products and Tenants’ Medical Materials, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”) and no adverse environmental condition exists at the Property. Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority (1) concerning any petroleum product or other hazardous substance discharge or seepage at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws or; (2) of any pending actions, suits, claims and/or proceedings claiming that Seller, any Tenant or the Property is in violation of any Environmental Laws. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property. To Seller’s knowledge, the Tenants’ Medical Materials are used and disposed of by Tenants in accordance with Environmental Laws;
(k)    Exhibit K attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”);
(l)    Attached hereto as Exhibit C and made a part hereof is a true, correct and complete copy of the rent roll for each Property (the “Rent Roll”);
(m)    Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code;
(n)    There presently exists no unrestored casualty or condemnation affecting the Property;

(o)    With respect to each Guaranty: (a) the Guaranty forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Guaranty; and (b) to Seller’s knowledge the Guaranty is in full force and effect and there is no default thereunder;
The representations and warranties of Seller shall survive Closing for a period of six (6) months, and Buyer agrees that any cause of action arising therefrom shall be barred sixty (60) days after the expiration of the survival period unless Buyer has filed suit against and served Seller prior to the expiration of said sixty (60) day period. The representations and warranties of Seller shall be deemed updated at Closing to reflect all information discovered by Buyer during the Due Diligence Period, and there shall be no cause of action post-closing for a fact or condition that Seller can demonstrate was known to Buyer at Closing.
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
(b)    In accordance with Section 17 (c) of the Joliet Ground Lease, Buyer, as assignee, must meet certain criteria. Accordingly, Buyer represents to Seller that the controlling interest in the Approved Assignee for the Joliet Property is reputable, creditworthy, and experienced in ownership/operation of medical office buildings, and, further, that it is not a direct competitor of Presence Health as provider of healthcare services.
(c)    The Buyer and its officers are sophisticated purchasers and owners of commercial real estate and are familiar with acquiring properties of the nature of the Property. In this regard, Buyer and its officers are aware of the scope and depth of the various investigations which must be made by a prudent purchaser with respect to properties of this nature, and Buyer represents that Buyer and its principals have conducted (or will conduct) such investigations and inspections with the aid of professionals and have had legal counsel review all relevant materials and documents and have performed all due diligence so as to make an independent evaluation of the Property prior to Closing.
The representations and warranties of Buyer shall survive Closing for a period of six (6) months.

13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent with respect to each Property on and as of the date of Closing:
(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property and the Improvements (including any beneficial easements) in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Texas City Real Property and the Texas City Improvements and in the leasehold estate in the Leasehold Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)    Buyer shall have received a fully executed and effective copy of the Joliet Ground Lease Amendment;
(d)    Each Tenant shall be in possession of the premises demised under its respective Lease, open for business to the public and paying full and unabated rent under such Lease and, except as otherwise disclosed in Schedule 11 or in the Due Diligence Materials, shall not have assigned its Lease or sublet the Property, except as otherwise disclosed in Schedule 11;
(e)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and
(f)    With respect to the Joliet Property, Seller shall have delivered to Buyer a written waiver by Joliet Ground Lessor of the Joliet Right; or, alternatively, if the Joliet Ground Lessor exercises the Joliet Right then the Joliet Property shall be deemed removed from this Agreement, the Purchase Price shall be reduced by $19,500,000 (the amount allocated to the Joliet Property hereunder), Buyer shall not be obligated to make the reimbursement provided for Section 4(h)(iv) herein, Seller shall reimburse Buyer for its out of pocket expenses with respect to the Joliet Property in an amount up to $25,000.00, and Buyer shall proceed with the closing of the purchase of the New Lenox Property and Texas City Property as otherwise provided herein.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Seller shall have a one-time right to extend the Closing for up to fifteen (15) business days to provide more time to endeavor, in good faith, to satisfy the foregoing conditions precedent. In the event that Seller fails to so extend the Closing or extends the Closing but the foregoing conditions precedent have not been satisfied as of said extended Closing, the Earnest Money shall be refunded to Buyer, and with respect to a failure of a condition precedent set forth in subsection 13 (a) or (e) above only, except for Seller’s failure to deliver items under subsection 10 (f), (g), (o) and (p), Seller shall pay to Buyer upon receipt of reasonable documentary evidence thereof all of the out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement in an aggregate amount not to exceed $25,000.00 per Property, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent with respect to each Property on and as of the date of Closing:
(a)    Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price subject to adjustment of such amount pursuant to Section 4 hereof; and
(b)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend any Lease or any Ground Lease in any manner or enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of any Lease or any Ground Lease or a sublease of the premises demised thereunder (unless such consent is non-discretionary) or a termination or surrender thereof, except as otherwise contemplated in Schedule 11; (iii) terminate any Lease or any Ground Lease or release any guarantor of or security for any Lease or any Ground Lease unless required by the express terms of such Lease or such Ground Lease; (iv) enter into any contracts unless terminable by Seller without penalty upon not more than thirty (30) days’ prior notice; and/or (v) cause, permit or consent to an alteration of the premises demised under any Lease or any Ground Lease (unless such consent is non-discretionary), except as otherwise contemplated in Schedule 11. Seller shall promptly inform Buyer in writing of any material casualty event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.    314 Audit. Upon Buyer’s request, for a period of one (1) year after Closing, Seller shall make the financial statements, including balance sheets, income statements, stockholders’ equity statements and cash flow statements and related notes (prepared in accordance with United States generally accepted accounting principles (“GAAP”), and to the extent not historically prepared in accordance with GAAP, Seller will cooperate with Buyer to the extent reasonably necessary to assist Buyer in preparing Seller’s financing statements in accordance with GAAP) and any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters (other than confidential and privileged information) maintained by Seller or their agents and relating to receipts, expenditures, contributions and distributions reasonably necessary to complete an audit pertaining to each Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Buyer and/or its auditors for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense. Seller shall provide Buyer and/or its auditors, but without expense to Seller, with copies of, or access to, such factual and financial information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the purchase of each Property. Seller understands and acknowledges that Buyer is required to file audited financial statements related to each Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any Records to the Buyer’s auditors, on a timely basis to facilitate Buyer’s timely submission of such audited financial statements.
18.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
20.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
21.    No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as expressly as set forth in Section 11 of this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever. BUYER’S AGREEMENT TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS AND ANY AND ALL LATENT AND PATENT DEFECTS, IF ANY, IS A MATERIAL PART OF THE CONSIDERATION OF THIS AGREEMENT. BUYER INTENDS TO MAKE AND RELY UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED HEREIN OR IN THE CLOSING DOCUMENTS, BUYER WILL NOT RELY UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER SELLER, IN CLOSING THE TRANSACTION.
22.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles. Each of the Sellers is liable hereunder only for the terms of this Agreement and the respective obligations, representations and warranties applicable to its respective property and the Sellers are not jointly and severally liable hereunder therefor.
23.    INTENTIONALLY DELETED.
24.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
25.    Assignment. Buyer may assign its rights under this Agreement only to the Approved Assignees, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of three (3) related special purpose entities named on Schedule 25 attached hereto and made a part hereof (individually and collectively, “Approved Assignee”) and intends to assign each respective Approved Assignee its rights hereunder prior to Closing.

26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.
27.    Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.
28.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
29.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, (a) are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced); or (b) are listed on, and shall not during the terms of this Agreement be listed on, the Special Designated Nationals and Blocked Persons List maintained by OFAC and/or any other similar list maintained by OFAC or any other governmental authority pursuant to any authorizing statute, executive order or regulation.
30.    Property Management Agreement. At Closing, Buyer and Rendina Healthcare Real Estate shall enter into property management agreements for each Property in the form attached hereto as Schedule 30.
31.    Confidentiality. Prior to the Closing no press release or other public statement shall be made with respect to the transaction contemplated herein. After Closing, the parties shall issue a joint press statement approved in advance by both Buyer and Seller, which approval shall not be unreasonably withheld, conditioned or delayed by either party. Buyer agrees that the existence of the negotiations between Buyer and Seller, Buyer’s proposed purchase of the Property and all information that Seller has delivered to Buyer and that Buyer has learned (and may learn) relating to the Property is confidential and should not be disclosed to any third parties except that (A) Buyer may disclose to regulatory authorities as required by law or Buyer’s governing documents, (B) Buyer may disclose the terms of this Agreement to its respective partners, employees, directors, officers, employees, affiliates, counsel, lending sources, accountants or representatives to the extent reasonably necessary to permit them to assist Buyer in performing its diligence and closing the contemplated transaction, and (C) Buyer may disclose information to its prospective lender, if any.

All such recipients shall be advised of the foregoing confidentiality obligations and instructed to abide. The provisions of this Section 31 shall survive the termination of this Agreement and/or closing, and should this Agreement be terminated before Closing, Buyer covenants to destroy and delete all information and materials relative to the Property provided to it by Seller retaining only one digital archive file with the information if required under its established records retentions policy.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:	TEXAS CITY SELLER:

AMERICAN REALTY CAPITAL VII, LLC,
a Delaware limited liability company

By: AR Capital, LLC,
   a Delaware limited liability company,
   its sole member

By: /s/ William M. Kahane
Name: William M. Kahane
Title: Manager

Date: November 10, 2015

TEXAS CITY MAINLAND INVESTORS,
LLLP, a Florida limited liability limited partnership

By: TEXAS CITY MAINLAND EQUITY
INVESTORS, LLLP, a Florida limited liability
limited partnership, its sole general partner

By: TEXAS CITY MAINLAND EQUITY
INVESTORS GP, LP, a Florida limited partnership, its sole general partner

By: TEXAS CITY MAINLAND EQUITY, LLC, a Florida limited liability company, its sole general partner

By: /s/ Richard M. Rendina
         Richard M. Rendina, President and CEO

Date: November 10, 2015

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Schedule 25

JOLIET SELLER:

JOLIET INVESTORS, LLLP, a Florida
limited liability limited partnership

By: JOLIET GP, LLLP, a Florida limited
liability limited partnership, it sole general
partner

By: JOLIET EQUITY INVESTORS, LLLP,
a Florida limited liability limited partnership,
its sole general partner

By: JOLIET EQUITY, LLC, a Florida limited
liability company, its sole general partner

By: /s/ Richard M. Rendina
         Richard M. Rendina, President and CEO

Date: November 10, 2015

NEW LENOX SELLER:

NEW LENOX INVESTORS, LLLP,
a Florida limited liability limited partnership

By: NEW LENOX GP, LLLP,
a Florida limited liability limited partnership,
its sole general partner

By: NEW LENOX EQUITY INVESTORS, LLLP,
a Florida limited liability limited partnership, its
sole general partner

By: NEW LENOX EQUITY, LLC, a Florida
limited liability company, it sole general partner

By: /s/ Richard M. Rendina
        Richard M. Rendina, President and CEO

Date: November 10, 2015

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Schedule 30

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.
ESCROW AGENT:
STEWART TITLE GUARANTY COMPANY

By: /s/ Annette M. Comer
Name: Annette M. Comer
Title: Vice President
Date: November 10, 2015

Schedule 30